Exhibit 10.1
FOURTH AMENDMENT TO CREDIT FACILITY AGREEMENT
Reference is made to that certain Credit Facility Agreement dated as of August 30, 2006 by and between TechTarget, Inc. (the “Borrower”), and RBS Citizens, National Association, successor by merger to Citizens Bank of Massachusetts (the “Bank”), which Credit Facility Agreement, as amended by the First Amendment to Credit Facility Agreement dated August 30, 2007, further amended by the Second Amendment to Credit Facility Agreement dated December 18, 2008, and further amended by the Third Amendment to Credit Facility Agreement dated December 1, 2009 is referred to herein as the “Credit Agreement.” Capitalized terms not defined herein shall have the same definitions as set forth in the Credit Agreement.
WHEREAS, the parties desire to extend the Credit Line Maturity Date to August 31, 2016 and adjust certain other financial terms and covenants.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to amend the Credit Agreement as follows:
1. The principal place of business of the Borrower as set forth in the Preamble paragraph is hereby amended by deleting “117 Kendrick Street, Needham, MA 02494” and substituting therefor “275 Grove Street, Newton, MA 02466”.
2. The definition of “Debt Service Coverage Ratio” as set forth in Section 1 is hereby deleted in its entirety.
3. Section 1, entitled “Definitions” is hereby amended by adding the following definition to be inserted into proper alphabetical order:
“Fixed Charge Coverage Ratio” A ratio, the numerator of which shall be EBITDA plus lease and rental expenses during the twelve months immediately preceding the test date, minus (a) Capital Expenditures, (b) capitalized software expenses, (c) cash taxes, (d) dividends and stockholder distributions; and the denominator of which shall be, for the same measurement period, the sum of Borrower’s (w) lease and rental expenses, (x) interest expense, (y) letter of credit fees, and (z) principal payments to Bank or any other lender in respect of borrowed money and capitalized leases scheduled to be paid during the twelve months immediately preceding the test date.
4. The definition of “Maturity Date” as set forth in Section 1 is hereby amended by deleting the existing definition thereof in its entirety and substituting therefor the following:
“Maturity Date” means, in respect to the Term Note, December 30, 2009, and in respect to the Credit Line, August 31, 2016.
5. The definition of “Qualified Acquisition” as set forth in Section 1 is hereby amended by deleting the amount “$50,000,000” in clause (a) of the second sentence thereof and substituting therefor the amount “$25,000,000”.

6. Section 2.1.2 is hereby amended by deleting the date “August 30, 2011” and substituting therefor the date “August 31, 2016”.
7. Section 2.2 entitled “Letters of Credit” is hereby amended by deleting the amount “$45,000,000” in the fourth sentence thereof and substituting therefor the amount “$25,000,000”.
8. Section 2.4 entitled “Interest Generally” is hereby amended by deleting the existing Applicable LIBOR Margin Level table, and substituting therefor the following table:

Level	Total Funded Debt to EBITDA Ratio	Applicable LIBOR Margin

I	Equal to or greater than 1.50:1	1.50%
II	Less than 1.50:1 but greater than or equal to 1.0:1	1.375%
III	Less than 1.0:1	1.25%
9. Section 2.10 entitled “Unused Line Fee” is hereby amended by deleting the existing provisions thereof in their entirety and substituting therefor the following:
“2.10 Unused Line Fee. The Borrower hereby agrees to pay the Bank a fully earned and non-refundable unused line fee at the applicable per annum rate as set forth in the following tables as applied to the difference between (i) $5,000,000 and (ii) the outstanding principal amount of the sum of the Advances and Letters of Credit outstanding, which fee shall accrue and be charged to and paid by Borrower on a quarterly basis in arrears. Such rate shall be measured by the ratio of Total Funded Debt to EBITDA for the preceding four fiscal quarters of the Borrower:
“If Assets Under Management and Deposits for the immediately preceding calendar quarter are more than $25,000,000, then Unused Line Pricing Grid A shall apply; in all other cases Unused Line Pricing Grid B shall apply.
Unused Line Pricing Grid A (> $25MM Under Management)

Level	Total Funded Debt to EBITDA Ratio	Per Annum Unused Line Fee Rate

I	Equal to or greater than 1.50:1	0.30%
II	Less than 1.50:1 but greater than or equal to 1.0:1	0.25%
III	Less than 1.0:1	0.20%

Unused Line Pricing Grid B (≤ $25MM Under Management)

Level	Ratio	Per Annum Unused Line Fee Rate

I	Equal to or greater than 1.50:1	0.35%
II	Less than 1.50:1 but greater than or equal to 1.0:1	0.30%
III	Less than 1.0:1	0.25%
10. Sections 12A.9.1 is amended by deleting the existing provision thereof and substituting therefor the following:
“The Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 2.50 to 1.0, tested as of the end of each fiscal quarter on a trailing twelve months basis.”
11. Section 12A.9.2 is hereby amended by deleting the ratio “3.0 to 1.0” and substituting therefor the ratio “2.0 to 1.0”
12. Section 14.4 describing the names and address at which to send notices is hereby amended by deleting the existing names and addresses therein and substituting therefor the following:
“If to Borrower:
TechTarget, Inc.
275 Grove Street
Newton, MA 02466
Attn: Jeffrey Wakely, Chief Financial Officer
If to the Bank:
Citizens Bank of Massachusetts
28 State Street
Boston, MA 02109
Attn: William M. Clossey, Vice President
with a copy to:
Burns & Levinson LLP
125 Summer Street
Boston, MA 02110
Attn: Norman C. Spector, Esq.”
13. The Borrower shall pay the Lender all costs and expenses of the Lender (including reasonable attorney’s fees) in connection with this Amendment to the Credit Agreement and any related documents. The Borrower agrees to deliver to the Lender such other documents relating to this Amendment as the Lender may reasonably require, all in form and substance reasonably satisfactory to the Lender.

14. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
15. The Borrower represents and warrants to the Bank that (i) to the best of its knowledge no Events of Default have occurred and no event which with the passage of time of the giving of notice (or both) would constitute an Event of Default has occurred; (ii) to the best of its knowledge the Borrower has complied with all the covenants and agreements contained in the Loan Documents; (iii) to the best of its knowledge the representations and warranties of the Borrower contained in the Loan Documents are true and correct in all material respects as of the date hereof; and (iv) this Amendment and all other documents relating to this Amendment delivered this date to the Bank have been authorized by all necessary actions on the part of the Borrower.
16. Upon and after the date of this Amendment, all references to the Credit Agreement in any Loan Document shall mean the Credit Agreement as affected by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Credit Agreement, except as specifically set forth herein, and except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with the respective terms thereof.
[Signature page follows]

As amended by this Fourth Amendment, the Credit Agreement is hereby affirmed and shall continue in full force and effect in accordance with its terms.
Executed this 30th day of August, 2011.

TECHTARGET, INC.

By:	/s/ Jeffrey Wakely
Jeffrey Wakely, Chief Financial Officer

RBS CITIZENS, NATIONAL ASSOCIATION, successor by merger to Citizens Bank of Massachusetts

By:	/s/ William M. Clossey
William M. Clossey, Vice President

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